EXHIBIT 3.1

ARTICLES OF INCORPORATION

OF SHIWANA, INC., AS AMENDED

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SHIWANA, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 2003, AT 7:31 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF JANUARY, A.D. 2004, AT 12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	(SEAL)	/s/ HARRIET SMITH WINDSOR
		Harriet Smith Windsor, Secretary of State

3732442 8100H		AUTHENTICATION:	3134151

040388973		DATE:	05-26-04

State of Delaware Secretary of State Division of Corporations Delivered 08:03 PM 11/25/2003 FILED 07:31 PM 11/25/2003 SRV 030761123 – 3732442 FILE

CERTIFICATE OF INCORPORATION

OF

SHIWANA, INC.

FIRST: The name of the corporation is: Shiwana, Inc.

SECOND: The registered office of the corporation is to be located at 2711 Centerville Road, Suite 400, Wilmington (County of New Castle), Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation shall be authorized to issue 3,000 shares of common stock, no par value per share.

FIFTH: Elections of directors need not be by written ballot.

SIXTH: The original by-laws of the corporation shall be adopted by the initial incorporator named herein. Thereafter the Board of Directors shall have the power, in addition to the stockholders, to make, alter or repeal the by-laws of the corporation.

SEVENTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this Article SEVENTH, or subsequently adopted inconsistent provision of this Certificate of Incorporation shall decrease the protection afforded to a director by this Article with respect to any act or omission of the director occurring prior to such amendment, repeal or adoption of an inconsistent provision.

EIGHTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this corporation under § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner prescribed at the time by statute, and all rights conferred upon stockholders in this Certificate of Incorporation are granted subject to this reservation.

TENTH: The name and mailing address of the incorporator are as follows:

Jay L. Panzarella, Esquire

Klett Rooney Lieber & Schorling

a Professional Corporation

One Oxford Centre, 40th Floor

Pittsburgh, PA 15219

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have executed this Certificate on November 25, 2003.

/s/ JAY L. PANZARELLA
Jay L. Panzarella Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 12:00 PM 01/27/2004 FILED 12:00 PM 01/27/2004 SRV 040058161 -3732442 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

SHIWANA, INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

Shiwana, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended said Article shall be and read as follows:

“The Corporation shall be authorized to issue twenty million (20,000,000) shares of common stock, 0.01 par value per share.”

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered “FIFTH” so that, as amended said Article shall be and read as follows:

“The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The classes shall be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits, with a three year term of service of each class staggered to expire in successive years. The directors shall be assigned to a Class at the time of their appointment or election.

Initially, the directors appointed in Class I shall serve until the Corporation’s annual meeting of stockholders to be held in 2005 and shall then be eligible for re-election for full three-year terms. Initially, the directors appointed in Class II shall serve until the annual meeting of the stockholders to be held in 2006 and shall then be eligible for re-election for full three-year terms. Initially, the directors appointed to Class III shall serve until the annual meeting of the stockholders to be held in 2007 and shall then be eligible for re-election for full three-year terms. At each annual meeting of stockholders, the successors to the Class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of the stockholders and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board of Directors shall decide which class shall contain an unequal number of directors.

Elections of directors need not be by written ballot unless the By-laws so provide.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the vote of a majority of the outstanding stock entitled to vote thereon.

THIRD: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Shiwana, Inc. has caused this certificate to be signed by Tim Sensenig, an authorized officer, this 13th day of January, 2004.

By:	/s/ TIM SENSENIG
Tim Sensenig, President